Exhibit 10 (i) 90

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.



                          AMENDMENT I TO THE AGREEMENT
                        FOR THE SALE AND PURCHASE OF COAL



            This Amendment ("Amendment"), dated as of November 1, 1999 to that Agreement ("Agreement") for the sale and purchase of coal made and entered into as of the 1st day of April 1999 between Central Hudson Gas & Electric Corporation, (hereinafter referred to as "Buyer") and Arch Coal Sales Company, Inc., Agent for the Independent Operating Subsidiaries of Arch Coal, Inc., (hereinafter referred to as "Seller").

                                      WITNESSETH:

           WHEREAS, Article IV of the Agreement provides that beginning July 1, 1999, Buyer and Seller shall commence good faith negotiations with respect to the price of coal for the next Contract Year; and

           WHEREAS, notice was duly given and Buyer and Seller entered into good faith negotiations; and

           WHEREAS, after completion of good faith negotiations, Buyer and Seller desire to amend the Agreement to provide for the pricing of coal and certain other Agreement provisions;


            NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

            ARTICLE III, (SPECIFICATIONS & QUALITY & WEIGHTS), ARTICLE IV (PRICE & PAYMENT) AND ARTICLE V (ADJUSTMENT IN PRICE FOR QUALITY) of the Agreement shall be respectively amended in their entirety for contract year 2000. The remaining ARTICLES of the Agreement shall remain in full force and affect. The amended ARTICLES shall read as follows:

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                                  ARTICLE III
                      SPECIFICATIONS & QUALITY & WEIGHTS
                      ----------------------------------

      Section 1. Origin: The Primary Source of coal for deliveries hereunder shall be from the Mingo Logan Operations and such coal shall meet the specifications herein. Coals from other sources shall not be shipped without the prior written approval of Buyer.

      Section 2. As Received Quality Specifications: The coal delivered hereunder shall conform to the following Typical Specifications on an "as received" basis determined on a per Vessel basis. The quality of the coal delivered by Seller shall be determined in accordance with Article VI.




                               Typical     Minimum     Maximum    ASTM Method
                               -------     -------     -------    -----------
As Received:
  Moisture %                      X                      XX         D 3173
  Volatiles %                     XX         XX          XX         D 3175
  Fixed Carbon %                  XX         XX          XX         D 3172
  Ash %                           X.X        --         X.X         D 3174
  BTU/LB                        XX,XXX     XX,XXX        --         D 3286
  Sulphur %                      X.XX       X.XX        X.XX        D 3177/4239
  SO2 (LBS./MMBTU)               X.XX         --        X.X         Calculated
  Grind (HGI)                     XX         XX (1)      XX         D 409-85
  Ash Fusion (Reducing)
   (I.D., Deg. F)               X,XXX      X,XXX         --         D1587
  Coal Fines:
     (A)  1/4" Round Hole         --         --          XX%        D4749
     (B) 35 Mesh U.S. Standard    --         --          XX%        D4749

(1) Subject to approval by Buyer.

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

THIS COAL SHALL BE FREE OF EXTRANEOUS MATERIAL AND SHALL HAVE A MAXIMUM TOP SIZE OF TWO INCHES.

(A)   Coal defined as zero times one quarter inch round hole.
(B) Coal fines defined as zero by 0.5 mm (35 mesh U.S. Standard sieve or 32 mesh Tyler sieve).

      Section 3. Buyer's Remedies Related to Quality Specifications: In lieu of any other remedies related to Seller's failure to meet the quality specifications provided for in Section 2 above, except for the price adjustments for quality provided for in Article V herein, Buyer shall have the rights and remedies described in this Section 3 upon Seller's failure to deliver coal in accordance with the specifications set forth in Section 2 of this Article III.

         Buyer's ability to use the coal being dependent on the coal meeting the specifications set forth above, it is agreed that Buyer shall have the right to reject any and all shipments which fail to meet any of the individual shipment as received rejection limits shown below:

              INDIVIDUAL SHIPMENT REJECTION LIMITS (As Received)
              --------------------------------------------------

      Sulphur (By Weight)                             X.X%   Maximum
      Volatiles                                         XX%  Minimum
      Ash %                                              X%  Maximum
      Ash Fusion (I.D. - Degrees F)                    X,XXX Minimum(1)
      Grind (HGI)                                        XX  Minimum
      Gross Calorific Value (BTU/LB)                  XX,XXX Minimum
      SO2/Million BTU                               X.X LBS. Maximum

      (1) Lower value subject to approval by Buyer.

      Seller shall pay all freight, diversion, demurrage, testing and other expenses in connection with any such rejected shipment, or shipments found to be nonconforming, unless such shipment is accepted by Buyer. Furthermore, Seller certifies that it will not make any shipment shown by sampling and analyses (as provided in Article VI) to exceed the individual shipment rejection limits.

      Section 4. Seller's Duty of Care: Seller shall, at all times exercise reasonable care and diligence in its efforts to ship to Buyer coal which conforms to the specifications as set forth above in Section 2. Nothing in this
Article III shall be construed to relieve Seller of its obligation to conduct its mining and operations in a competent manner, consistent with good industry practices, so as to produce coal which will meet the specifications as set forth in Section 2 above.

      Section 5. Weights: For rail/water deliveries, The Seller shall submit to Buyer the certified rail weights provided by the origin carrier within five (5) working days after the certified weights become available.

      For water only deliveries, the weight of coal sold hereunder shall be determined by an Independent Marine Survey(s) of the Vessel at the Load Port or by Independent Marine Survey(s) at Buyer's Discharge Port if Seller's Vessel has multiple Discharge Ports. The Buyer, Seller or their Agents reserve the right to witness any or all Marine Surveys.

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.



                                  ARTICLE IV
                               PRICE AND PAYMENT

      Section 1. Price: The Base Price of the Firm cargoes of coal sold hereunder is fixed at $ XX.XX per short ton DES Roseton Dock. Option Cargoes will be priced in accordance with ARTICLE II, Section 1.

      Section 2. Price Reopener: On or before July 1st 2000, Buyer and Seller will enter into negotiations to fix the Base Price for coal delivered hereunder for the ensuing year. Unless otherwise agreed, this Agreement will terminate on December 31, 2000 if negotiations for the following year have not been completed by October 31st.

      Submission of Analysis: In addition to Seller's notifications provided for in Article II, Section 3, Seller shall submit to Buyer the analytical data on said shipments from the Operations as obtained by the Independent Laboratory for each shipment within five days after each shipment.

      Section 3. Invoice: An invoice for any adjustments for quality as hereinafter defined, and all coal shipped from the Operations based on weights determined in accordance with Article III Section 5 will be submitted by the Seller to the Buyer. The coal shipped will be invoiced at the Price as defined in ARTICLE IV, Section 1.

   Section 4. Taxes: All taxes due on cargo in U.S.A. upon transfer of title per Incoterms (1990) are for Buyer's account.

    Section 5. Vessel Costs: All usual and customary Vessel costs, including but not limited to docking, are for the account of the Seller (i.e., pilots, tugs).

      Section 6. Payment: Buyer shall make payment to Seller within thirty (30) calendar days from vessel Bill of Lading Date. There shall be no discount for early payment. Payments due on a Saturday shall be made on the prior Friday and those due on a Sunday shall be made on the following Monday. Payments due on a Holiday shall be made on the following week day.

      Payment shall be made by wire transfer as directed by Seller upon written notice to Buyer.

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                                   ARTICLE V
                        ADJUSTMENT IN PRICE FOR QUALITY

      Section 1. BTU Value (Gross  Calorific  Value As Received Basis - BTU/LB):
The Price to be paid to Seller by Buyer is based upon coal with XX,XXX BTU/LB heat content (BTU Value) for each net ton of coal in each shipment. The BTU Value of the coal sold hereunder may vary, and the Price for such coal shall be adjusted to compensate for variations in BTU Value, as described below.

      Section 2. Adjustment for BTU Value: If the BTU Value of the coal shipment is between XX,XXX BTU/LB and XX,XXX BTU/LB (inclusive), there will be no adjustment for BTU Value variation. If the BTU Value is less than XX,XXX BTU/LB or greater than XX,XXX BTU/LB, the Price for a shipment shall be adjusted, based upon variations from the XX,XXX BTU/LB BTU Value, as follows:

      [a] For a coal shipment with a BTU Value greater than XX,XXX BTU/LB, a premium shall be paid by Buyer to Seller at the rate of $X.XX per 100 BTU/LB, fractions pro rata above XX,XXX BTU/LB;

      [b] For a coal shipment with a BTU Value less than XX,XXX BTU/LB but greater than XX,XXX BTU/LB, a penalty shall be deducted from the Price at the rate of $X.XX per 100 BTU/LB, fractions pro rata below XX,XXX BTU/LB;

      [c] For a coal shipment with a BTU Value less than XX,XXX BTU/LB but greater than XX,XXX BTU/LB, a penalty shall be deducted from the Price at the rate of $ X.XX per 100 BTU/LB, fractions pro rata below XX,XXX BTU/LB.


      Section 3. Adjustments for Ash Value: The Price to be paid to Seller by Buyer is based upon coal with an ash content (Ash Value) of XXXXX percent (X%) by weight of the "as received" analysis of the coal. If the Ash Value is between X.XX% and X.XX% there will be no adjustment for Ash Value. If the Ash Value is less than X.XX% then a premium of $.XX per ton shall be paid to Seller for each 0.X% Ash Value variation below X.X%. If the Ash Value is greater than X.XX% but equal to or less than X% then a penalty of $.XX per ton shall be deducted from the Price for each X.X% Ash Value variation in excess of X.X%. The maximum premium/penalty shall be $ X.XX per ton.

            IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed in its behalf by its proper officer thereunder duly authorized, all as of the day and year first above written.


BUYER:      CENTRAL HUDSON GAS & ELECTRIC CORPORATION

BY                 /s/ Arthur R. Upright
               ------------------------------------

                       Arthur R. Upright

ITS Senior Vice President-Regulatory Affairs, Financial Planning And Accounting



SELLER:     ARCH COAL SALES COMPANY, INC.

 BY                 /s/ John W. Eaves
               ------------------------------------
                       John W. Eaves


ITS             President of Arch Coal Sales Company, Inc.
               --------------------------------------------




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